Tandberg Data Corp.

c/o Tandberg Data ASA

Kjelsasveien 161

P.O. Box 134, Kjelsas

N-0411 Oslo, Norway

CONFIDENTIAL

September 22, 2006

Mr. Tom Ward

Exabyte Corporation

2108 55th Street

Boulder, Colorado 80301

Re: Participation Interest in Wells Fargo Credit Agreement

Mr. Ward:

Reference is hereby made to that certain Asset Purchase Agreement, dated as of August 29, 2006 (the “Purchase Agreement”), by and between Exabyte Corporation, a Delaware corporation (“Seller”), Tandberg Data Corp, a Delaware corporation (“Purchaser”) and wholly-owned subsidiary of Tandberg Data ASA, a company organized under the laws of Norway (“Parent”) and Parent (solely for purposes of Article VI and Section 11.9 of the Purchase Agreement). Capitalized terms used in this letter agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

In addition, reference is hereby made to that certain Credit and Security Agreement, dated as of March 9, 2005, as amended (the “Credit Agreement”), by and between Wells Fargo Bank, National Association (“Wells Fargo”) (as successor in interest to Wells Fargo Business Credit, Inc.) and Seller.

Finally, reference is hereby made to that certain Participation Agreement, dated as of the date hereof (the “Participation Agreement”), by and between Wells Fargo and Parent. In connection with the entering into of the Participation Agreement, Seller and Wells Fargo entered in to that certain Sixth Amendment to Credit and Security Agreement, dated as of the date hereof (the “Sixth Amendment”).

Pursuant to Section 7.15 of the Purchase Agreement, if, prior to Closing, Seller delivers to Purchaser forecasts pertaining to the Business along with related supporting documents, in form and substance satisfactory to Purchaser, establishing the need for additional working capital financing beyond what is currently provided to Seller under the Credit Agreement, Purchaser shall provide a letter of credit to Wells Fargo for an amount up to $2 million (the “Letter of Credit”) to support a further extension of credit to Seller by Wells Fargo under the Credit Agreement in an amount equal to the amount specified in the Letter of Credit.

Seller and Purchaser hereby acknowledge and agree that, in lieu of the Letter of Credit, Purchaser has elected to satisfy its obligations under Section 7.15 of the Purchaser Agreement through the mechanism of Purchaser or Parent purchasing a participation interest in the Credit Agreement, the terms of which are set forth in the Participation Agreement. Accordingly, Seller and Purchaser hereby acknowledge and agree that if, prior to Closing, Seller delivers to Purchaser forecasts pertaining to the Business along with related supporting documents, in form and substance satisfactory to Purchaser, establishing the need for additional working capital financing beyond what is currently provided to Seller under the Credit Agreement, Purchaser or Parent shall purchase a participation interest in the Credit Agreement for an amount up to $2 million (including the Initial Participated Credit Amount (as defined in the Participation Agreement)) to support a further extension of credit to Seller by Wells Fargo under the Credit Agreement in an amount equal to the purchased participation interest.

Pursuant to Section 7.1 of the Purchase Agreement, without the prior consent of Purchaser, until the Closing, Seller shall not, directly or indirectly, among other things: (i) incur any indebtedness for borrowed money, except to fund operations of the business in the Ordinary Course of Business from borrowings under the Credit Agreement; (ii) enter into or materially amend any Contract to effect any of the transactions prohibited by subsection (i); (iii) adopt, modify or waive any right under or amend or modify any material term of any Material Contract, or (iv) authorize, agree or commit to do any of the foregoing.

Pursuant to Section 5.2 of the Participation Agreement, Wells Fargo may from time to time amend or supplement the Loan Documents (as defined therein) in any manner consistent with the terms of the Participation Agreement.

Notwithstanding anything to the contrary set forth in the Participation Agreement including Section 5.2 thereof, Seller and Purchaser hereby acknowledge and agree that Purchaser has not consented to Seller taking any prohibited action set forth in Section 7.1 of the Purchase Agreement except as necessary to effect the Sixth Amendment.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of law rules of such State. This letter agreement may be executed in any number of counterparts each of which shall be deemed an original but all of which shall constitute one and the same instrument.

[Signature Page to Follow]

                                                                                                Best regards,

Tandberg Data Corp.

By: /s/ Gundmundur Einarsson
Name: Gundmundur Einarsson
Title: CEO

ACKNOWLEDGED AND AGREED

THIS 22nd DAY OF SEPTEMBER, 2006

Exabyte Corporation

By: /s/ Tom Ward

Name: Tom Ward

Title: CEO